Exhibit 20.3

SCHEDULE TO MONTHLY SERVICER'S REPORT

      Monthly Period ended                   8/31/2006
      Distribution Date                      9/15/2006
      All amounts in Thousands of Pounds Sterling except where otherwise stated

                                                          ----------------------------------------------------------------------
                                                          Total         Allocated to         Allocated to Investor Interest
 1    Sources of funds                                                   Transferor       Total       Series 05-A    Series 05-B
                                                          ----------------------------------------------------------------------
      Principal Collections                                1,068,734       436,606        632,128       315,981        316,147
      Finance Charge Collections                              82,158        33,564         48,594        24,291         24,303
                                                          ----------------------------------------------------------------------
      Total Funds Received                                 1,150,892       470,170        680,722       340,272        340,450
                                                          ----------------------------------------------------------------------

                                                          --------------------------------------
 2    Application of Principal Collections                 Total      Series 05-A    Series 05-B
      Investor Percentage of Principal Collections         632,128       315,981        316,147
      deduct:
      Utilised Retained Principal Collections
                 allocable to Class C                            0             0              0
                 allocable to Class B                            0             0              0
      Transferred to Series Collections Ledger                   0             0              0
      Shared Principal Collections                               0             0              0

                                                          --------------------------------------
      Cash Available for Acquisition                       632,128       315,981        316,147
                                                          --------------------------------------

                                                          --------------------------------------
 3    Application of Finance Charge Collections           Total       Series 05-A    Series 05-B
      Investor Percentage of Finance Charge Collections    48,594         24,291         24,303
      deduct:
      Trustee payment amount                                   --             --             --
      Loan Note Issuer Costs                                   25             12             12
      Monthly Distribution Amounts                         12,395          6,179          6,216
      Servicing fee payable to RBS                          1,807            903            904
      Cash Management fee payable to RBS                        1           0.50           0.50
      Investor Default Amount                              19,804          9,899          9,905
      Expenses loan principal and interest                     --             --             --

      Available Spread                                     14,563          7,297          7,267
                                                          --------------------------------------

 4    Payments in respect of the Securities
      Series 05-A                                         -------------------------------------
                                                          Class A        Class B       Class C
                                                          USD 000s       USD 000s      USD 000s
      Balance at 15 August 2006                           2,175,000      175,000       150,000
      Principal repayments on 15 September 2006                  --           --            --
                                                          -------------------------------------
      Balance carried forward on 15 September 2006        2,175,000      175,000       150,000
                                                          -------------------------------------

      Interest due on 15 September 2006                      10,020          830           730
      Interest paid                                         (10,020)        (830)         (730)
                                                          -------------------------------------
      Interest unpaid                                            --           --            --
                                                          -------------------------------------

                                                          --------------------------------------------------------------------------
      Series 05-B                                         Class A-1     Class A-2    Class A-3    Class B-3    Class C-1   Class C-3
                                                          USD 000s      EUR 000s     GBP 000s     GBP 000s     USD 000s    GBP 000s
      Balance at 15 August 2006                            435,000       450,000      700,000      101,000       42,000      63,000
      Principal repayments on 15 September 2006                 --            --           --           --           --          --
                                                          --------------------------------------------------------------------------
      Balance carried forward on 15 September 2006         435,000       450,000      700,000      101,000       42,000      63,000
                                                          --------------------------------------------------------------------------

      Interest due on 15 September 2006                      5,980         1,238        8,511        1,271          615         825
      Interest paid                                         (5,980)       (1,238)      (8,511)      (1,271)        (615)       (825)
                                                          --------------------------------------------------------------------------
      Interest unpaid                                           --            --           --           --           --          --
                                                          --------------------------------------------------------------------------

 5    Transaction Accounts and Ledgers
                                                          ---------------------------------------
                                                          Total        Series 05-A    Series 05-B
      Reserve Account
      Required Reserve Amount                                 --              --             --
                                                          ---------------------------------------
      Balance at 15 August 2006                               --              --             --
      Transfer in/out this period                             --              --             --
      Interest earned                                         --              --             --
                                                          ---------------------------------------
      Balance carried forward on 15 September 2006            --              --             --
                                                          ---------------------------------------

      Spread Account
      Required Spread Account Amount                          --              --             --
                                                          ---------------------------------------
      Balance at 15 August 2006                               --              --             --
      Transfer in/out this period                             --              --             --
      Interest earned                                         --              --             --
                                                          ---------------------------------------
      Balance carried forward on 15 September 2006            --              --             --
                                                          ---------------------------------------

      Principal Funding Account
      Balance at 15 August 2006                               --              --             --
      Transfer in/out this period                             --              --             --
      Interest earned                                         --              --             --
                                                          ---------------------------------------
      Balance carried forward on 15 September 2006            --              --             --
                                                          ---------------------------------------

                                          ------------------------------------------------------------------------------------------
 6    Subordination Percentages                          Series 05-A                                     Series 05-B
                                                Original                 Current               Original                  Current
                                          (pound)000     %       (pound)000      %       (pound)000      %       (pound)000      %
      Class A Investor Interest            1,257,225     87%      1,257,225      87%      1,257,568      87%      1,257,568      87%
      Class B Investor Interest              101,156      7%        101,156       7%        101,000       7%        101,000       7%
      Class C Investor Interest               86,705      6%         86,705       6%         87,277       6%         87,277       6%
                                          ------------------------------------------------------------------------------------------
      Total Investor Interest              1,445,087    100%      1,445,087     100%      1,445,845     100%      1,445,845     100%
                                          ------------------------------------------------------------------------------------------

                                          ------------------------------------------------------------------------------------------

 7    Assets of the Trust
                                                                      ----------------
                                                                            (pound)000
                                                                      ----------------
      Total receivables at  31-Jul-06                                 (pound)4,812,820
                                                                      ----------------

      Aggregate amount of receivables that, as at
      31 July 2006 were delinquent by:                  30-59 days              63,873
                                                        60-89 days              49,435
                                                       90-179 days             125,647
                                                  180 or more days             178,575

                                                                      ----------------

 8    Material Changes

      New Issuance during period                                     NONE

      Material modifications to pool asset terms                     NONE

      Material modifications to origination policies                 NONE

      Material breaches of pool asset representations,
      warranties or covenants                                        NONE

 9    Trigger Information

      Series Pay Out Events                                          NONE

      Trust Pay Out Events                                           NONE

10    Other Material Information that would be reportable on form 10-Q

      Legal Proceedings                                              NONE

      Changes in Securities                                          NONE

      Submission of Matters to a Vote of Security Holders            NONE

      Other Information                                              NONE

      IN WITNESS WHEREOF, the undersigned has duly executed this Schedule to the Monthly Servicer's Report as of the 15th day of September, 2006

      -------------------------------------------------
      The Royal Bank of Scotland plc, as Servicer
      Colin Baillie
      Chief Financial Officer, Cards Business